Exhibit 99.1

NEWS RELEASE

Record International Drilling Margin. $75 Million in Adjusted Free Cash Flow. Nabors Reports Third Quarter 2026 Results.

HAMILTON, Bermuda, October 27, 2026 /PRNewswire/ Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported third quarter 2026 operating revenues of $872 million, up 7% sequentially. Net loss attributable to Nabors’ shareholders was $11 million. Adjusted EBITDA was $246 million, up nearly 11% from the second quarter.

Record International Drilling daily adjusted gross margin, a larger Lower 48 working fleet, and growth in Drilling Solutions drove the sequential improvement. Higher profitability, lower capital spending and improved working capital contributed to $75 million in adjusted free cash flow.

Selected Financial Information

(In millions, except rig activity)

	Three Months Ended
	September 30	June 30,	September 30
	2026	2026	2025
Operating revenues	$872.2	$814.8	$818.2
Adjusted EBITDA	$245.5	$221.7	$236.3
Adjusted operating income	$85.8	$61.1	$76.0
Adjusted free cash flow	$74.5	$12.3	$5.6
Average rigs working:
Lower 48	72.8	67.8	59.2
International Drilling	94.9	93.4	89.2
Average total rigs working	177.1	171.2	158.4

The quarter ended September 30, 2025 includes revenue of $34 million, EBITDA of $20 million, and operating income of $14 million from Quail Tools, which was sold in August 2025.

3Q 2026 Highlights

o	International Drilling daily adjusted gross margin reached a record $19,060, up $1,526, or 8.7%, sequentially. Strong field performance across multiple countries and high-margin rig deployments drove the increase.

NEWS RELEASE

o	The SANAD land drilling joint venture successfully deployed its 17th newbuild rig in Saudi Arabia. One additional newbuild is scheduled for deployment in 2026 and two in the first quarter of 2027, bringing the total newbuild fleet to 20.

o	Nabors signed a multiyear contract to deploy one rig in Venezuela in early 2027. The deployment will mark Nabors’ return to drilling operations in the country.

o	Nabors rigs helped two Lower 48 operators achieve new drilling records. A PACE®-B rig in North Dakota achieved an impressive drilling performance of more than 27,600 feet in 148 hours, with an average rate of penetration of nearly 187 feet per hour. A PACE®-X rig in South Texas achieved a record performance by drilling an 18,500-foot well in under six days, averaging more than 3,200 feet per day. The operator recorded its fastest drilling performance in the basin to date.

o	Canrig secured commitments for four additional RZR™ rig floor automation modules, which will bring the total deployed to six. Strong client interest supports the outlook for additional awards.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “We delivered higher earnings and $75 million in adjusted free cash flow. Each of our four reporting segments met or exceeded its targets.

“International Drilling achieved a record daily adjusted gross margin. Strong field performance and new rig deployments with attractive economics drove the increase. We expect further margin improvement in the fourth quarter, despite a lower SANAD rig count following the suspension of five rigs.

“Our Lower 48 rig count grew as expected, and daily adjusted gross margin again exceeded guidance. We remain constructive on this market. Advanced drilling technology and reliable field delivery position us to continue increasing both rig count and daily margin.

“Drilling Solutions’ business delivered double-digit sequential adjusted EBITDA growth. Greater adoption of our Performance Software and Downhole Services on Nabors rigs in the Lower 48 drove the gains. International growth in Surface and Tubular services also contributed to the segment’s improvement.”

Segment Results

International Drilling adjusted EBITDA increased to $146 million from $131 million in the second quarter. Daily adjusted gross margin rose by more than $1,500 to $19,060, reflecting strong field performance and contributions from the recently deployed rig in Argentina and the SANAD newbuild.

U.S. Drilling adjusted EBITDA increased to $99 million from $94 million in the second quarter. A 7% increase in the average Lower 48 working fleet and higher daily adjusted gross margin drove the improvement.

NEWS RELEASE

Drilling Solutions adjusted EBITDA increased to $44 million from $40 million in the second quarter, driven primarily by growth on Nabors rigs in the Lower 48 and growth in international markets.

Rig Technologies adjusted EBITDA increased to $5 million from $3 million in the second quarter. Both aftermarket revenue and capital equipment sales increased sequentially.

Adjusted Free Cash Flow

Consolidated adjusted free cash flow was $75 million, up $62 million sequentially. Higher profitability, lower capital spending at SANAD and across the rest of Nabors, together with lower working capital drove the improvement, partially offset by higher cash interest payments.

Miguel Rodriguez, Nabors CFO, stated, “Third quarter adjusted free cash flow exceeded our expectations. SANAD newbuild spending was below forecast as certain construction milestones shifted to later periods. Outside SANAD, controlled capital spending and improved working capital supported the cash generation.

“We anticipate delivering full-year 2026 adjusted EBITDA of approximately $930 million, reaching the upper end of our prior guidance. This outlook reflects the strength of the business, including the impact of rig suspensions in Saudi Arabia. We now expect full-year consolidated adjusted free cash flow of $100 to $110 million, including approximately $20 million of cash consumption at SANAD. This revised guidance is materially higher than our previous guidance.

“We now expect full-year consolidated capital spending of $710 to $720 million, including $295 to $305 million for SANAD’s newbuild program.

“During the quarter, we redeemed $100 million of our 9.125% notes with cash on hand, continuing to deliver on our commitment to reduce gross debt. The redemption lowers cash interest expense, further strengthening our balance sheet.”

Outlook

Nabors expects the following metrics for the fourth quarter of 2026:

U.S. Drilling

o	Lower 48 average rig count of 75 rigs

o	Lower 48 daily adjusted gross margin of $14,500 to $14,700

o	Alaska and Gulf of America combined adjusted EBITDA of approximately $12 million

International

o	Average rig count of 92 to 93 rigs

o	Daily adjusted gross margin of approximately $19,500

NEWS RELEASE

Drilling Solutions

o	Adjusted EBITDA of approximately $46 million

Rig Technologies

o	Adjusted EBITDA of approximately $8 million

Capital Expenditures

o	Capital expenditures of $250 to $260 million, including $140 to $150 million for SANAD newbuilds in Saudi Arabia

Adjusted Free Cash Flow

o	Adjusted free cash flow of $60 to $70 million, including approximately $20 million of cash consumption at SANAD

Mr. Petrello concluded, “Our third quarter results demonstrate the earnings power of our diversified portfolio. We expect further sequential adjusted EBITDA growth in the fourth quarter, led by U.S. Drilling. We remain on track to achieve an annualized adjusted EBITDA run rate of approximately $1 billion heading into 2027.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With operations in approximately 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) before income taxes, interest expense, investment income (loss), gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. Adjusted gross margin represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the Company’s ability to generate cash flow, after reinvesting in the Company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, via email william.conroy@nabors.com, or Kara K. Peak, Director of Corporate Development & Investor Relations, via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda via email mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per share amounts)	2026	2025	2026	2026	2025
Revenues and other income:
Operating revenues	$872,194	$818,190	$814,795	$2,470,537	$2,387,164
Investment income (loss)	4,143	7,323	2,131	9,161	20,048
Total revenues and other income	876,337	825,513	816,926	2,479,698	2,407,212

Costs and other deductions:
Direct costs	536,577	491,828	507,551	1,537,597	1,428,009
General and administrative expenses	76,733	77,076	71,375	219,868	228,308
Research and engineering	13,341	12,978	14,209	41,056	39,735
Depreciation and amortization	159,744	160,347	160,549	476,479	490,046
Interest expense	42,087	54,334	42,678	128,526	164,741
Gain on disposition of Quail Tools	-	(415,557)	-	-	(415,557)
Gain on bargain purchase	-	-	-	-	(116,499)
Other, net	11,428	24,470	5,682	3,717	75,334
Total costs and other deductions	839,910	405,476	802,044	2,407,243	1,894,117

Income (loss) before income taxes	36,427	420,037	14,882	72,455	513,095
Income tax expense (benefit)	20,443	117,571	16,405	53,732	155,655

Net income (loss)	15,984	302,466	(1,523)	18,723	357,440
Less: Net (income) loss attributable to noncontrolling interest	(27,149)	(28,268)	(20,807)	(67,384)	(81,164)
Net income (loss) attributable to Nabors	$(11,165)	$274,198	$(22,330)	$(48,661)	$276,276

Earnings (losses) per share:
Basic	$(1.24)	$18.25	$(2.04)	$(4.81)	$18.99
Diluted	$(1.24)	$16.85	$(2.04)	$(4.81)	$17.54

Weighted-average number of common shares outstanding:
Basic	14,503	14,098	14,273	14,330	12,880
Diluted	14,503	15,321	14,273	14,330	14,092

Adjusted EBITDA	$245,543	$236,308	$221,660	$672,016	$691,112

Adjusted operating income (loss)	$85,799	$75,961	$61,111	$195,537	$201,066

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2026	2026	2025
ASSETS
Current assets:
Cash and short-term investments	$475,145	$509,833	$940,738
Accounts receivable, net	511,663	443,417	391,705
Other current assets	218,306	243,929	219,130
Total current assets	1,205,114	1,197,179	1,551,573
Property, plant and equipment, net	2,884,274	2,908,061	2,920,019
Other long-term assets	353,929	314,705	318,065
Total assets	$4,443,317	$4,419,945	$4,789,657

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$-	$-	$377,492
Trade accounts payable	370,483	365,472	300,467
Other current liabilities	309,510	268,167	315,042
Total current liabilities	679,993	633,639	993,001
Long-term debt	2,022,758	2,120,276	2,117,187
Other long-term liabilities	245,298	224,152	241,826
Total liabilities	2,948,049	2,978,067	3,352,014

Redeemable noncontrolling interest in subsidiary	502,718	495,886	482,446

Equity:
Shareholders' equity	565,912	544,128	590,727
Noncontrolling interest	426,638	401,864	364,470
Total equity	992,550	945,992	955,197
Total liabilities and equity	$4,443,317	$4,419,945	$4,789,657

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except rig activity)	2026	2025	2026	2026	2025
Operating revenues:
U.S. Drilling	$274,925	$249,836	$252,459	$768,528	$736,020
International Drilling	458,544	407,235	432,497	1,310,537	1,173,923
Drilling Solutions	116,065	141,942	110,640	332,927	405,404
Rig Technologies (1)	41,747	35,597	37,485	106,454	116,289
Other reconciling items (2)	(19,087)	(16,420)	(18,286)	(47,909)	(44,472)
Total operating revenues	$872,194	$818,190	$814,795	$2,470,537	$2,387,164

Adjusted EBITDA: (3)
U.S. Drilling	$99,391	$94,161	$94,081	$281,537	$288,693
International Drilling	145,718	127,551	130,533	397,532	360,695
Drilling Solutions	43,913	60,666	40,013	122,588	178,020
Rig Technologies (1)	4,987	3,770	3,180	8,672	14,507
Other reconciling items (4)	(48,466)	(49,840)	(46,147)	(138,313)	(150,803)
Total adjusted EBITDA	$245,543	$236,308	$221,660	$672,016	$691,112

Adjusted operating income (loss): (5)
U.S. Drilling	$33,385	$31,429	$30,961	$88,970	$102,816
International Drilling	64,275	45,476	45,860	150,892	114,485
Drilling Solutions	36,150	49,982	32,125	100,147	133,260
Rig Technologies (1)	3,037	877	1,497	2,646	6,933
Other reconciling items (4)	(51,048)	(51,803)	(49,332)	(147,118)	(156,428)
Total adjusted operating income (loss)	$85,799	$75,961	$61,111	$195,537	$201,066

Rig activity:
Average Rigs Working: (7)
Lower 48	72.8	59.2	67.8	68.7	60.7
Other US	9.4	10.0	10.0	9.8	9.2
U.S. Drilling	82.2	69.2	77.8	78.5	69.9
International Drilling	94.9	89.2	93.4	93.6	86.7
Total average rigs working	177.1	158.4	171.2	172.1	156.6

Daily Rig Revenue: (6),(8)
Lower 48	$34,764	$34,017	$33,555	$33,704	$34,002
Other US	48,612	70,035	50,073	51,141	68,302
U.S. Drilling (10)	36,343	39,219	35,680	35,880	38,527
International Drilling	52,524	49,596	50,860	51,262	49,583

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$14,016	$13,151	$13,784	$13,677	$13,778
Other US	14,203	31,527	17,318	17,067	31,408
U.S. Drilling (10)	14,037	15,805	14,238	14,100	16,104
International Drilling	19,060	17,931	17,534	17,842	17,635

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
Reconciliation of Earnings per Share
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in thousands, except per share amounts)	2026	2025	2026	2026	2025
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$15,984	$302,466	$(1,523)	$18,723	$357,440
Less: net (income) loss attributable to noncontrolling interest	(27,149)	(28,268)	(20,807)	(67,384)	(81,164)
Less: deemed dividends to SPAC public shareholders	—	(750)	—	—	(750)
Less: distributed and undistributed earnings allocated to unvested shareholders	—	(8,828)	—	—	(9,106)
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(6,832)	(7,344)	(6,757)	(20,272)	(21,792)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(17,997)	$257,276	$(29,087)	$(68,933)	$244,628

Weighted-average number of shares outstanding - basic	14,503	14,098	14,273	14,330	12,880
Earnings (losses) per share:
Total Basic	$(1.24)	$18.25	$(2.04)	$(4.81)	$18.99

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$(17,997)	$257,276	$(29,087)	$(68,933)	$244,628
Add: after tax interest expense of convertible notes	—	848	—	—	2,544
Add: effect of reallocating undistributed earnings of unvested shareholders	—	28	—	—	24
Adjusted income (loss), net of tax - diluted	$(17,997)	$258,152	$(29,087)	$(68,933)	$247,196

Weighted-average number of shares outstanding - basic	14,503	14,098	14,273	14,330	12,880
Add: if converted dilutive effect of convertible notes	—	1,176	—	—	1,176
Add: dilutive effect of potential common shares	—	47	—	—	36
Weighted-average number of shares outstanding - diluted	14,503	15,321	14,273	14,330	14,092
Earnings (losses) per share:
Total Diluted	$(1.24)	$16.85	$(2.04)	$(4.81)	$17.54

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)
	Three Months Ended September 30, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$33,385	$64,275	$36,150	$3,037	$(51,048)	$85,799
Depreciation and amortization	66,006	81,443	7,763	1,950	2,582	159,744
Adjusted EBITDA	$99,391	$145,718	$43,913	$4,987	$(48,466)	$245,543

	Three Months Ended September 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,429	$45,476	$49,982	$877	$(51,803)	$75,961
Depreciation and amortization	62,732	82,075	10,684	2,893	1,963	160,347
Adjusted EBITDA	$94,161	$127,551	$60,666	$3,770	$(49,840)	$236,308

	Three Months Ended June 30, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$30,961	$45,860	$32,125	$1,497	$(49,332)	$61,111
Depreciation and amortization	63,120	84,673	7,888	1,683	3,185	160,549
Adjusted EBITDA	$94,081	$130,533	$40,013	$3,180	$(46,147)	$221,660

	Nine Months Ended September 30, 2026
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$88,970	$150,892	$100,147	$2,646	$(147,118)	$195,537
Depreciation and amortization	192,567	246,640	22,441	6,026	8,805	476,479
Adjusted EBITDA	$281,537	$397,532	$122,588	$8,672	$(138,313)	$672,016

	Nine Months Ended September 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$102,816	$114,485	$133,260	$6,933	$(156,428)	$201,066
Depreciation and amortization	185,877	246,210	44,760	7,574	5,625	490,046
Adjusted EBITDA	$288,693	$360,695	$178,020	$14,507	$(150,803)	$691,112

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2026	2025	2026	2026	2025
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$31,434	$13,689	$24,722	$73,561	$54,199
Plus: General and administrative costs	5,018	4,745	4,974	15,316	14,043
Plus: Research and engineering	1,253	1,121	1,198	3,594	2,832
GAAP Gross Margin	37,705	19,555	30,894	92,471	71,074
Plus: Depreciation and amortization	56,230	52,120	54,093	163,918	157,425
Adjusted gross margin	$93,935	$71,675	$84,987	$256,389	$228,499

Other - U.S. Drilling
Adjusted operating income (loss)	$1,951	$17,740	$6,239	$15,409	$48,617
Plus: General and administrative costs	411	568	407	1,276	1,869
Plus: Research and engineering	115	85	86	281	211
GAAP Gross Margin	2,477	18,393	6,732	16,966	50,697
Plus: Depreciation and amortization	9,776	10,612	9,027	28,649	28,452
Adjusted gross margin	$12,253	$29,005	$15,759	$45,615	$79,149

U.S. Drilling
Adjusted operating income (loss)	$33,385	$31,429	$30,961	$88,970	$102,816
Plus: General and administrative costs	5,429	5,313	5,381	16,592	15,912
Plus: Research and engineering	1,368	1,206	1,284	3,875	3,043
GAAP Gross Margin	40,182	37,948	37,626	109,437	121,771
Plus: Depreciation and amortization	66,006	62,732	63,120	192,567	185,877
Adjusted gross margin	$106,188	$100,680	$100,746	$302,004	$307,648

International Drilling
Adjusted operating income (loss)	$64,275	$45,476	$45,860	$150,892	$114,485
Plus: General and administrative costs	18,855	18,015	16,748	53,212	52,260
Plus: Research and engineering	1,824	1,665	1,826	5,399	4,578
GAAP Gross Margin	84,954	65,156	64,434	209,503	171,323
Plus: Depreciation and amortization	81,443	82,075	84,673	246,640	246,210
Adjusted gross margin	$166,397	$147,231	$149,107	$456,143	$417,533

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2026	2025	2026	2026	2025
Net income (loss)	$15,984	$302,466	$(1,523)	$18,723	$357,440
Income tax expense (benefit)	20,443	117,571	16,405	53,732	155,655
Income (loss) before income taxes	36,427	420,037	14,882	72,455	513,095
Investment (income) loss	(4,143)	(7,323)	(2,131)	(9,161)	(20,048)
Interest expense	42,087	54,334	42,678	128,526	164,741
Gain on disposition of Quail Tools	-	(415,557)	-	-	(415,557)
Gain on bargain purchase	-	-	-	-	(116,499)
Other, net	11,428	24,470	5,682	3,717	75,334
Adjusted operating income (loss) (1)	85,799	75,961	61,111	195,537	201,066
Depreciation and amortization	159,744	160,347	160,549	476,479	490,046
Adjusted EBITDA (2)	$245,543	$236,308	$221,660	$672,016	$691,112

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2026	2026	2025
Current debt	$-	$-	$377,492
Long-term debt	2,022,758	2,120,276	2,117,187
Total Debt	2,022,758	2,120,276	2,494,679
Less: Cash and short-term investments	475,145	509,833	940,738
Net Debt	$1,547,613	$1,610,443	$1,553,941

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2026	2025	2026	2026	2025
Net cash provided by operating activities	$238,893	$207,880	$135,242	$487,474	$447,425
Add: Capital expenditures, net of proceeds from sales of assets	(164,370)	(202,267)	(122,900)	(448,828)	(503,277)
Free cash flow	$74,523	$5,613	$12,342	$38,646	$(55,852)

Cash paid for acquisition related costs (1)	-	-	-	-	40,816

Adjusted free cash flow	$74,523	$5,613	$12,342	$38,646	$(15,036)

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF QUAIL TOOLS  FINANCIAL MEASURES

(Unaudited)

Three months ended
September 30,
(In thousands)	2025
Drilling Solutions operating revenues	$141,942
Less: remaining Drilling Solutions business	(107,744)
Quail Tools operating revenues	$34,198

Drilling Solutions adjusted operating income (loss)	$49,982
Less: remaining Drilling Solutions business	(35,720)
Quail Tools adjusted operating income (loss)	$14,262
Quail Tools depreciation and amortization	6,043
Quail Tools adjusted EBITDA	$20,305